                                                                    Exhibit 22.1

                          CAMBRIDGE NEUROSCIENCE, INC.

                                  SUBSIDIARIES


                                                        Jurisdiction of
         Name                                   Incorporation or Organization
         ----                                   -----------------------------

     1. CNS Investments, Inc.                             Delaware

     2. Cambridge NeuroScience Partners, Inc.             Delaware